                                   Exhibit 11


                      THE NEWHALL LAND AND FARMING COMPANY

                        COMPUTATION OF EARNINGS PER UNIT
                         (in thousands, except per unit)

                                                                                    Years Ended December 31,
                                                                        -------------------------------------------------
Partnership Units                                                           1999               1998              1997
                                                                        ------------        -----------        ----------
   Average number of units outstanding during the period                    31,388             33,986             34,520

   Net units issuable in connection with dilutive options based upon
     use of the treasury stock method                                          280                390                230
                                                                          --------            -------            -------
    Average number of primary units                                         31,668             34,376             34,750
                                                                          --------            -------            -------
Net income                                                                $ 90,392            $64,080            $44,493
                                                                          --------            -------            -------
Net income per unit                                                         $ 2.88            $  1.89            $  1.29
                                                                          --------            -------            -------


Net income per unit - assuming dilution                                     $ 2.85            $  1.86            $  1.28
                                                                          --------            -------            -------